Exhibit 1.1

Execution Version

TRANSMONTAIGNE PARTNERS L.P.

TLP FINANCE CORP.

$300,000,000 6.125% SENIOR NOTES DUE 2026

UNDERWRITING AGREEMENT

February 7, 2018

February 7, 2018

RBC Capital Markets, LLC

as representative of the several underwriters

c/o       RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”) and TLP Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to you (the “Underwriters”) $300,000,000 principal amount of the Issuers’ 6.125% Senior Notes due 2026 (the “Notes”) to be issued under an indenture, to be dated as of February 12, 2018 (the “Base Indenture”), among the Issuers, the Guarantors (as hereinafter defined) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, to be dated as of February 12, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) establishing the forms and terms of the Securities (as defined below).  The Notes will be unconditionally guaranteed as to payment of principal and interest (such guarantees, the “Guarantees” and, together with the Notes, the “Securities”) by each of the entities identified as the Guarantors on Schedule III (collectively the “Guarantors”).

TransMontaigne GP L.L.C., a Delaware limited liability company, serves as the general partner of the Partnership (the “General Partner”).  TransMontaigne Operating Company L.P., a Delaware limited partnership (the “Operating Partnership”), and each other direct or indirect subsidiary of the Partnership are collectively referred to as the “Subsidiaries.”  For the avoidance of doubt, the term “Subsidiaries” shall not include Battleground Oil Specialty Terminal Company LLC (“BOSTCO”) and Frontera Brownsville LLC (“Frontera”), in which the Partnership indirectly owns a 42.5% and 50% limited liability company interest, respectively. The Issuers, the General Partner and the Guarantors are collectively referred to as the “Partnership Parties.”  The Issuers and the Subsidiaries are collectively referred to as the “Partnership Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-211367) on Form S-3, including a prospectus, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Partnership Parties.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated September 2, 2016 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the

Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

At or prior to 1:45 p.m., Houston, Texas time, on February 7, 2018, the time and date on which sales of the Securities were first made (the “Time of Sale”), the Partnership had prepared the following information (collectively, the “Time of Sale Prospectus”): the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus, the Prospectus or free writing prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                                      Representations and Warranties.  The Partnership Parties represent and warrant to and agree with each of the Underwriters that:

(a)                                 Registration Statement.  (i) The Partnership meets the requirements for use of Form S-3 under the Securities Act, and the Registration Statement has been declared effective under the Securities Act; (ii) no stop order of the Commission preventing or suspending the use of any preliminary prospectus or the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of the Registration Statement has been received by the Partnership, and no proceedings for such purposes have been instituted or, to the Partnership Parties’ knowledge, are threatened by the Commission; (iii) the Registration Statement complied when it became effective, complies and will comply, at the Time of Sale and any additional Time of Sale, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “TIA”) and the applicable rules and regulations of the Commission thereunder; (iv) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the TIA and the applicable rules and regulations of the Commission thereunder; (v) the Prospectus will comply, as of its date and at the Time of Sale and any additional Times of Sale, in all material respects with the requirements of the Securities Act and the TIA and the applicable rules and regulations of the Commission thereunder; (vi) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (the “Incorporated Documents”) complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (vii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; (viii) the Registration Statement did not when it became effective, does not and will not, at the Time of Sale and any additional Time of Sale contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ix) the Time of Sale Prospectus does not and will not, at the Time of Sale when the Prospectus is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus as then amended or supplemented by the Partnership, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (x) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and (xi) the Prospectus will not, as of its date and at the Time of Sale and any additional Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representation or warranty with respect to any statement contained in any preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any broadly available road show materials in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter to the Partnership expressly for use in any preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any broadly available road show materials.  The Partnership has complied with each request (if any) from the Commission for additional information.

(b)                                 Free Writing Prospectus.  Neither of the Issuers is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  No free writing prospectus conflicts or will conflict with the information contained in the Time of Sale Prospectus, the Registration Statement and the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.  Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and broadly available road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(c)                                  Formation, Qualification and Good Standing of the Partnership Entities.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at the Time of Sale will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (A) the business, properties, financial condition, results of operation or prospects of the Partnership Entities taken as a whole or (B) the ability of the Partnership Parties to enter into and perform any of their obligations under, or to consummate any of the transactions contemplated in, this Agreement (a “Material Adverse Effect”).  Each of the Partnership Entities has all limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Time of Sale and to conduct its business as currently conducted and as to be conducted at the Time of Sale, in each case in all material respects as described in the Time of Sale Prospectus.

(d)                                 Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in Section 4.6 of the Partnership Agreement and as otherwise described in the Time of Sale Prospectus), security interests, equities, charges or claims.

(e)                                  Ownership of the Gulf Units, the TLPEH Units and the Incentive Distribution Rights.  To the knowledge of the Partnership Parties, (i) Gulf TLP Holdings, LLC, a Delaware limited liability company (“Gulf”), owns an aggregate of 800,000 Common Units (the “Gulf Units”), (ii) TLP Equity Holdings, LLC, a Delaware limited liability company (“TLPEH”), owns an aggregate of 2,366,704 Common Units (the “TLPEH Units”) and (iii) the General Partner owns all of the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the “Incentive Distribution Rights”); all of such Gulf Units, TLPEH Units, Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Time of Sale Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”); to the knowledge of the Partnership Parties, Gulf owns such Gulf Units, TLPEH owns such TLPEH Units and the General Partner owns such Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement and as otherwise described in the Time of Sale Prospectus), security interests, equities, charges or claims, other than as created pursuant to the Third Amended and Restated Senior Secured Credit Facility, dated March 13, 2017, by and among the Operating Partnership, Wells Fargo Securities, LLC and U.S. Bank National Association, as joint lead arrangers and book-runners, U.S. Bank National Association, as syndication agent, Bank of America, N.A., as the documentation agent, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto (as amended, the “Credit Facility”).

(f)                                   Ownership of the Subsidiaries.  The Partnership, directly or indirectly, owns 100% of the outstanding capital stock, limited liability company interests or partnership interests, as the case may be, in the Subsidiaries free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Credit Facility.  Such capital stock, limited liability company interests or limited partner interests have been duly authorized and validly issued in accordance with the certificate of incorporation, partnership agreement, limited liability company agreement, certificate of formation or other constituent document (collectively, the “Organizational Documents”) of the respective Subsidiaries, and are fully paid (in the case of an interest in a limited liability company or a limited partnership, to the extent required under their respective limited liability company agreement or limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303 and 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act, in the case of a Delaware limited partnership).  In the case of a Subsidiary that is a limited partnership, the general partner interests therein have been duly authorized and validly issued in accordance with the limited partnership agreements of the respective Subsidiaries.

(g)                                  No Other Subsidiaries.  Other than its direct or indirect ownership interests in the Subsidiaries, its indirect ownership of 42.5% of the Class A interests in BOSTCO and of 50% of the membership interests in Frontera, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its partnership interest in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(h)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Time of Sale Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock of, or partnership or limited liability company interests in, the Issuers or any of the Partnership’s domestic Subsidiaries.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities, other than as provided in the Partnership Agreement or as have been waived.

(i)                                     Authority and Authorization.  Each Partnership Party has all requisite corporate, limited liability company, or partnership power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Time of Sale Prospectus. At the Time of Sale, all partnership, limited liability company and corporate action, as the case may be, required to be taken by the Partnership or any of its partners for the authorization, issuance, sale and delivery of the Securities and by the Partnership Parties or their partners or members for the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(j)                                    Authorization of Agreement.  This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(k)                                 Authorization, Execution, Delivery and Enforceability of Certain Agreements. As of the date hereof, the Organizational Documents of the Subsidiaries are valid and legally binding agreements of the parties thereto, enforceable against the parties thereto in accordance with the respective terms; provided, however, that with respect to each agreement described in this Section 1(k), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, winding-up, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy.

(l)                                     Indenture. Each of the Issuers and Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by each Issuer and Guarantor, and upon its execution and delivery by each of the Issuers and Guarantors, and assuming the due authorization, execution and delivery by the Trustee, the Indenture will constitute a legal, valid and binding agreement of the Issuers and Guarantors, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)                             Notes. The Issuers have all requisite corporate or partnership power and authority to issue, sell and deliver the Notes. The Notes have been duly authorized by the Issuers, and when duly executed by the Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, the Notes will be validly issued and will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)                                 Guarantees. Each Guarantor has all requisite limited liability company power and authority to issue the Guarantees. The Guarantees of the Guarantors have been duly authorized by each Guarantor and when the Notes and such Guarantees are duly executed, authenticated, issued, delivered and paid for pursuant to the applicable Indenture and this Agreement on the Closing Date, such Guarantees will have been validly issued and will constitute legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)                                 Trust Indenture Act. The Indenture has been duly qualified under the TIA and conforms in all material respects to the requirements of the 1939 Act and the rules and regulations applicable to an indenture that is qualified thereunder.

(p)                                 Conformity of Securities to Description in Time of Sale Prospectus.  The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

(q)                                 No Conflicts.  None of the offering, issuance and sale by the Issuers and the Guarantors of the Securities, the application of the proceeds therefrom as described in the Time of Sale Prospectus, the execution, delivery and performance of this Agreement by the Partnership Parties party hereto or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the Organizational Documents of the Partnership Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Parties or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership Parties of the Securities, the application of the proceeds therefrom as described in the Time of Sale Prospectus, the execution, delivery and performance of this Agreement or the consummation by the Partnership Parties party hereto of the transactions contemplated by this Agreement, except (i) as described in the Time of Sale Prospectus, (ii) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (iii) for such consents that have been obtained, and (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   No Default.  None of the Partnership Parties is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect.  To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(t)                                    Independent Public Accountants.  The accountants, Deloitte & Touche LLP and PricewaterhouseCoopers LLP, who have certified or shall certify the audited financial statements of the Partnership and BOSTCO and certain financial statements relating to assets recently acquired by the Partnership from Plains Products Terminals LLC (“Plains”), as the case may be, included in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto) are independent registered public accounting firms with respect to the Partnership and the General Partner, BOSTCO and Plains, as the case may be, as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported.

(u)                                 Financial Statements.  At September 30, 2017, the Partnership had, as indicated in the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.  The historical financial statements (including the related notes and supporting schedules) of the Partnership included or incorporated by reference in the Time of Sale Prospectus, the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations, statement of comprehensive income, partners’ equity and cash flows of the Partnership and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, and comply as to form with the applicable accounting requirements of the Exchange Act (except as noted therein).  The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Time of Sale Prospectus, the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP consistently applied throughout the periods involved and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The selected financial data of the Partnership set forth under the caption “Summary—Summary Historical Financial Data” in the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Time of Sale Prospectus and the Prospectus, the information included therein. The supporting schedules, if any, included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. Any pro forma financial statements and the related notes thereto included or incorporated by reference in the Time of Sale Prospectus, the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and, subject to such rules and guidelines, have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The other financial and statistical information and data included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement have been presented and prepared on a basis consistent with the financial statements and books and records of the Partnership and fairly presents the information purported to be shown thereby.  No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Time of Sale Prospectus, the Prospectus or the Registration Statement. None of the Partnership or its consolidated subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement. All disclosures contained in the Time of Sale Prospectus, the Registration Statement and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(v)                                 No Material Adverse Change.  None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement and the Time of Sale Prospectus, any loss or interference with its business that is material to the Partnership Entities, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Time of Sale Prospectus.  Except as disclosed in the Registration Statement and the Time of Sale Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Time of Sale Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the long-term debt, of the Partnership Entities, (iii) there has not been any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Entities, taken as a whole, whether or not arising in the ordinary course of business, and (iv) except for regular distributions on the Common Units and the corresponding distributions in respect of the General Partner interest and the Incentive Distribution Rights that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its equity securities.

(w)                               Title to Properties.  (i) Each Subsidiary has good and marketable title to all real property and good title to all personal property described in the Time of Sale Prospectus owned by it, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (A) as described, and subject to the limitations contained, in the Registration Statement and the Time of Sale Prospectus, (B) that arise under or are expressly permitted by the Credit Facility, or (C) as do not materially interfere with the use of all of the real and personal properties of the Partnership Entities, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and Time of Sale

Prospectus and (ii) with respect to any real property and buildings held under lease by any Subsidiary, to the knowledge of the Partnership Parties, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the real property and buildings of the Partnership Entities, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and Time of Sale Prospectus.

(x)                                 Rights-of-Way.  Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained in the Time of Sale Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Time of Sale Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Time of Sale Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Time of Sale Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(y)                                 Permits.  Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Time of Sale Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Time of Sale Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Time of Sale Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)                                  Books and Records.  The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)                          Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act is accumulated and communicated to the Partnership and management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow such officers to make timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb)                          No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) there have been no significant changes in the Partnership’s internal controls or in other factors that could significantly affect its internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc)                            Tax Returns.  Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)                          Investment Company.  None of the Partnership Entities is now, and after the sale of the Securities to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Time of Sale Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ee)                            Environmental Compliance.  Except as described in the Time of Sale Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) in the ordinary course of their respective businesses, conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and (v) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in the case of any of clauses (i), (ii), (iii), (iv) or (v), where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ff)                              No Labor Dispute.  No labor dispute with the employees of the Partnership Parties, or with employees of affiliates of the Partnership Parties who perform services for the Partnership Parties, exists or, to the knowledge of the Partnership Parties, is threatened or imminent that would be reasonably likely to have a Material Adverse Effect.

(gg)                            Insurance.  Except as described in the Time of Sale Prospectus, the Partnership Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  None of the Partnership Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Sale.

(hh)                          Litigation.  Except as described in the Time of Sale Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Parties is or may be a party or to which the business or property of any of the Partnership Parties is or may be subject, (ii) to the Partnership Parties’ knowledge, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Parties is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities, or (C) in any manner draw into question the validity of this Agreement.

(ii)                                  Contracts and Agreements.  The Partnership Parties have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to, described in or incorporated by reference in the Registration Statement and the Time of Sale Prospectus, and no such termination or non-renewal has been threatened by the Partnership Parties or, to the Partnership Parties’ knowledge, any other party to any such contract or agreement, except to the extent such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                Statistical Data.  Any statistical and market-related data included in the Registration Statement and the Time of Sale Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(kk)                          Stabilization or Manipulation.  None of the Partnership Parties have taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(ll)                                  FINRA Affiliations.  To the Partnership Parties’ knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the General Partner’s officers, directors or the Partnership’s 5% or greater securityholders, except as set forth in the Registration Statement and the Time of Sale Prospectus.

(mm)                  Regulations T, U, X. None of the Partnership Parties or any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(nn)                          Anti-Corruption.  None of the Partnership Parties or any of their directors or officers or, to the knowledge of the Partnership Parties, any employee, agent, affiliate or representative of the Partnership Parties, has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Parties and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)                          Anti-Money Laundering.  The operations of the Partnership Parties are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(pp)                          OFAC.

(i)                                     None of the Partnership Parties or any of their directors or officers or, to the knowledge of the Partnership Parties, any employee, agent, affiliate or representative of such Partnership Party, is an individual or entity (“Person”) that is, or is owned or controlled by, a Person that is (A) the subject of any sanctions (“Sanctions”) administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority, nor (B) located, organized or resident in a country or territory that is the subject of Sanctions.

(ii)                                  The Partnership Parties will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in this offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the earlier of (x) the time in which the Partnership has owned the respective Subsidiary and (y) the last five years, the Partnership Parties have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

(qq)                          XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr)                                Lending Relationship. Except as described in the Time of Sale Prospectus, the Registration Statement and the Prospectus, the Partnership (A) does not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Underwriters or any affiliate of the Underwriters.

Any certificate signed by any officer of the Partnership Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership Parties as to matters covered thereby, to each Underwriter.

2.                                      Agreements to Sell and Purchase.  The Issuers hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Notes set forth in Schedule II hereto opposite its name at a purchase price of 98.02% of the principal amount of the Notes plus accrued interest from February 12, 2018 to the Closing Date (the “Purchase Price”).

3.                                      Public Offering.  The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Partnership is further advised by you that the Notes are to be offered to the public upon the terms set forth in the Prospectus.

4.                                      Payment and Delivery.  Payment for the Notes shall be made to the Partnership in Federal or other funds immediately available in New York City at the offices of Latham & Watkins LLP, 811 Main Street, Houston, Texas 77002 at 9:00 a.m. New York City time, on February 12, 2018, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”  The Notes will be delivered to the Trustee as custodian for The Depository Trust Company (“DTC”) against payment therefor. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”), and will be registered in the name of Cede & Co. as nominee of DTC.

5.                                      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the General Partner, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Partnership contained in this Agreement are true and correct as of the Closing Date and that the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Partnership, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of Michael A. Hammell, General Counsel of the General Partner, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit C.

(e)                                  The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)                                   The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” within three business days of the date hereof.

(g)                                  The Partnership shall have delivered to the Underwriters a certificate, executed by the Chief Financial Officer of the General Partner, on each of the date hereof and the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters.

6.              Covenants of the Partnership.  The Partnership covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Issuers and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Issuers being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that no Partnership Party shall be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(h)                                 To make generally available to the Partnership’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees  incurred in connection with the review and qualification of the offering of the Securities by FINRA (including related fees and expenses of counsel to the Underwriter in an amount that is not greater than $20,000), (v) the cost of printing certificates representing the Securities, (vi) the costs and charges of the Trustee, any registrar or depositary, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership Parties and any such consultants, and one half of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)                                    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Notes have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k)                                 To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering substantially in the form set forth in Exhibit A hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Notes.

The Issuers also covenant with each Underwriter that, for a period of 45 days after the date hereof, no Issuer nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Issuers or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of RBC Capital Markets, LLC.

7.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

8.                                      Indemnity and Contribution.

(a)                                 The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each agent or selling agent of any Underwriter and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, (ii) any omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any omission or alleged omission to state in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate price to the public of the Notes set forth in the Prospectus.  The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

(e)                                  The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Partnership Parties, their officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Notes.

9.                                      Termination.  The Underwriters may terminate this Agreement by notice given by the Underwriters to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American LLC, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any

Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Notes without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership.  In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.       Entire Agreement.

(a)                                 This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Securities.

(b)                                 The Partnership acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Partnership.  The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: High Yield Capital Markets; and if to the Partnership shall be delivered, mailed or sent to TransMontaigne Partners, L.P., 1670 Broadway, Suite 3100, Denver, Colorado 80202, Attention: Michael A. Hammell, Executive Vice President, General Counsel and Secretary, with a copy to facsimile: (303) 626-8238.

Very truly yours,

TRANSMONTAIGNE PARTNERS L.P.

By:	TRANSMONTAIGNE GP L.L.C.,
its general partner

	By:	/s/ Robert T. Fuller
Name: Robert T. Fuller
Title: Executive Vice President, Chief Financial Officer and Treasurer

TLP FINANCE CORP.

By:	/s/ Robert T. Fuller
	Name:	Robert T. Fuller
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TRANSMONTAIGNE GP L.L.C.

By:	/s/ Robert T. Fuller
	Name:	Robert T. Fuller
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

RAZORBACK L.L.C.

By:	/s/ Robert T. Fuller
	Name:	Robert T. Fuller
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to the Underwriting Agreement

TLP OPERATING FINANCE CORP.

By:	/s/ Robert T. Fuller
	Name:	Robert T. Fuller
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TPME L.L.C.

By:	/s/ Robert T. Fuller
	Name:	Robert T. Fuller
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TPSI TERMINALS L.L.C.

By:	/s/ Robert T. Fuller
	Name:	Robert T. Fuller
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

TRANSMONTAIGNE OPERATING COMPANY L.P.

By: TRANSMONTAIGNE OPERATING GP L.L.C., its general partner

	By:	/s/ Robert T. Fuller
	Name:	Robert T. Fuller
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to the Underwriting Agreement

TRANSMONTAIGNE OPERATING GP L.L.C.

By:	/s/ Robert T. Fuller
Name: Robert T. Fuller
Title: Executive Vice President, Chief Financial Officer and Treasurer

TRANSMONTAIGNE TERMINALS L.L.C.

By:	/s/ Robert T. Fuller
Name: Robert T. Fuller
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to the Underwriting Agreement

Accepted as of the date hereof

By:	RBC Capital Markets, LLC

By:	/s/ James S. Wolfe
	Name:	James S. Wolfe
	Title:	Managing Director Head of Global Leveraged Finance

Signature Page to the Underwriting Agreement

SCHEDULE I

1.              Final term sheet, dated February 7, 2018, substantially in the form attached hereto as Exhibit A.

SCHEDULE II

Underwriter	Principal Amount of Notes To Be Purchased
RBC Capital Markets, LLC	$133,333,333.33
Merrill Lynch, Pierce, Fenner & Smith Incorporated	36,363,636.36
Citigroup Global Markets Inc.	27,272,727.27
Credit Suisse Securities (USA) LLC	27,272,727.27
MUFG Securities Americas Inc.	27,272,727.27
Wells Fargo Securities, LLC	27,272,727.27
U.S. Bancorp Investments, Inc.	4,545,454.55
PNC Capital Markets LLC	4,545,454.55
ABN AMRO Securities (USA) LLC	4,545,454.55
BMO Capital Markets Corp.	4,545,454.55
BBVA Securities Inc.	3,030,303.03
Total	$300,000,000

SCHEDULE III

Guarantors

TransMontaigne Operating GP L.L.C.

TransMontaigne Terminals L.L.C.

TPSI Terminals L.L.C.

TransMontaigne Operating Company L.P.

Razorback L.L.C.

TLP Operating Finance Corp.

TPME L.L.C.

TransMontaigne GP L.L.C.

EXHIBIT A

TransMontaigne Partners L.P.

TLP Finance Corp.

$300,000,000 6.125% Senior Notes due 2026

This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus supplement dated January 31, 2018 relating to these securities. Certain terms reflected in such preliminary prospectus supplement are superseded below.

Issuers:	TransMontaigne Partners L.P. TLP Finance Corp.
Guarantors:	All existing subsidiaries that guarantee TransMontaigne Partners L.P.’s revolving credit facility and certain future subsidiaries
Security Description:	6.125% Senior Notes due 2026
Distribution:	SEC Registered
Principal Amount:	$300,000,000
Maturity:	February 15, 2026
Coupon:	6.125%
Public Offering Price:	100%, plus accrued interest, if any, from February 12, 2018, if settlement occurs after that date
Gross Proceeds:	$300,000,000, plus accrued interest, if any, from February 12, 2018, if settlement occurs after that date
Yield to Maturity:	6.125%
Spread to Treasury:	T + 334.6 bps
Benchmark:	1.625% UST due February 15, 2026
Interest Payment Dates:	February 15 and August 15
Commencing:	August 15, 2018
Equity Clawback:

At any time prior to February 15, 2021, the Issuers may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 106.125% of the principal amount with an amount of cash not greater than the net cash proceeds from certain equity offerings.

Optional Redemption:	Callable, on or after the following dates, and at the following prices:
	Date	Price
	February 15, 2021	104.594%
	February 15, 2022	103.063%
	February 15, 2023	101.531%
	February 15, 2024 and thereafter	100%

Make-Whole Call:	At any time prior to February 15, 2021, the Issuers may redeem all or a part of the notes at a redemption price equal to the greater of 101% or make-whole at T+50 bps
Change of Control:	Investor put at 101% of principal plus accrued and unpaid interest
CUSIP:	89376VAA8
ISIN:	US89376VAA89
Minimum Allocations:	$2,000
Increments:	$1,000
Trade Date:	February 7, 2018
Settlement Date:	February 12, 2018 (T+3)
Joint Book Runners:	RBC Capital Markets, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC
Co-Managers:	U.S. Bancorp Investments, Inc. PNC Capital Markets LLC ABN AMRO Securities (USA) LLC BMO Capital Markets Corp. BBVA Securities Inc.
Pro Forma Ratio of Earnings to Fixed Charges:

After giving effect to this offering and the application of the net proceeds as described in “Use of Proceeds” in the preliminary prospectus supplement, the ratio of earnings to fixed charges on a pro forma basis would have been 3.3x for the nine months ended September 30, 2017 and 2.9x for the year ended December 31, 2016.

Settlement Date

Delivery of the notes will be made against payment therefor on or about February 12, 2018, which is the third business day following the date of pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

No PRIIPs KID — No PRIIPs key information document (“KID”) has been prepared as not available to retail in EEA.

The issuers have filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling RBC Capital Markets, LLC at 1-866-375-6829.

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

(COUNSEL TO THE PARTNERSHIP)

[Provided to the Initial Purchasers]

EXHIBIT B-2

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

[Provided to the Initial Purchasers]

EXHIBIT C

FORM OF GENERAL COUNSEL OPINION

[Provided to the Initial Purchasers]